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                                                                    Exhibit 24.2


                                POWER OF ATTORNEY

                                       FOR

     UBS PREFERRED FUNDING COMPANY II AND UBS PREFERRED FUNDING COMPANY III

         Each of the undersigned hereby constitutes and appoints Robert B. Mills as attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, in any and all capacities, to sign the registration statement on Form F-3 relating to the registration under the U.S. Securities Act of 1933, as amended (the "Securities Act"), of Noncumulative Trust Preferred Securities issued by UBS Preferred Funding Trust II and UBS Preferred Funding Trust III, Noncumulative Company Preferred Securities issued by UBS Preferred Funding Company II and UBS Preferred Funding Company III, to sign any and all amendments to such registration statement, to sign any abbreviated registration statement filed pursuant to Rule 462(b) under the Securities Act and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person hereby, ratifying and confirming all that said attorney-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.


                    NAME                                         TITLE                                    DATE
                    ----                                         -----                                    ----
         /s/ Robert Dinerstein
____________________________________________
             Robert Dinerstein                          Director and Secretary                     ___ _________ 2001

         /s/    Per Dyrvik
____________________________________________
                 Per Dyrvik                             Director and Treasurer                     ___ _________ 2001